UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 28, 2007

CHINA WORLD TRADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-26119
(Commission File Number)

87-0629754
(I.R.S. Employer Identification No.)

3rd Floor, Goldlion Digital Network Center
138 Tiyu Road East, Tianhe
Guangzhou, The PRC 510620
(Address of Principal Executive Offices) (Zip Code)

011-8620-38780001
(Registrant's Telephone Number, Including Area Code)

_____________________________________________
Former Name or Former Address, if changed since last report

This Current Report on Form 8-K is filed by China World Trade Corporation, a Nevada corporation (the “Registrant”), in connection with the item described below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

    On August 28, 2007, the Registrant announced the appointment of Mr. Larry Wei Fan to the position of Chief Financial Officer of the Registrant, effective immediately.

    Mr. Fan, aged 37, has over 10 years of experiences in the areas of investment, transaction advisory services and commercial fields. In the past, Mr. Fan was the associate director of Greater China Capital Limited from 2006-2007 and Vice President of Beijing Xinyou Stone Investment Consultancy Limited from 2003-2005.

    Mr. Fan holds a Master Degree in Business from RMIT University of Australia.

    The Registrant discloses that there are no transactions since the beginning of its last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Mr. Fan had or will have a direct or indirect material interest.

    On August 28, 2007, Mr. Man Ha resigned as Chief Financial Officer of the Registrant.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

China World Trade Corporation

DATED: September 4, 2007.	By:	/s/ Chi Ming Chan
Chi Ming Chan, Chief Executive Officer

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